Exhibit 10.18

Mortgage Loan No.: 17602

FIRST AMENDMENT TO MASTER LOAN AGREEMENT

THIS FIRST AMENDMENT TO MASTER LOAN AGREEMENT (this “Amendment”) is entered into as of December 22, 2020 (the “Amendment Date”) by and between TPHGREENWICH OWNER LLC, a Delaware limited liability company (“Borrower”) and MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY a Massachusetts corporation (“Lender” and, to the extent applicable pursuant to Article 15, “Administrative Agent”).

RECITALS:

A.                Borrower is the owner of certain real property more particularly described on Exhibit A attached hereto.

B.              Borrower and Lender are parties to that certain Master Loan Agreement (as amended by (1) that certain letter agreement, dated as of March 20, 2019, and (2) that certain letter agreement, dated as of July 12, 2019, and as hereinafter amended, the “Loan Agreement”), that certain Building Loan Agreement (as amended by that certain First Amendment to Building Loan Agreement, dated as of September 30, 2019) and that certain Project Loan Agreement each dated as of December 22, 2017, pursuant to which Lender agreed to make (i) a Term Loan to Borrower in the original principal amount of $32,302,285.00, (ii) a Building Loan to Borrower in the maximum principal amount of up to $128,197,878.00 to reimburse Borrower for (or to pay directly) certain construction costs in connection with the construction of the Improvements on the Land in accordance with the Approved Plans, and (iii) a Project Loan to Borrower in the maximum principal amount of up to $28,999,837.00 to reimburse Borrower for (or to pay directly) certain other costs incurred by Borrower in connection with the construction of the Improvements on the Land in accordance with the Approved Plans, and each such loan is secured, in part, by all of Borrower’s assets. The Loan is secured by, inter alia, the Mortgage and evidenced by the Note.

C.                Lender and Borrower desire to amend the Loan Agreement as set forth this Amendment.

D.                Unless otherwise defined herein, all initially capitalized terms used in this Amendment shall have the respective meanings ascribed to such terms in the Loan Agreement.

NOW, THEREFORE, in consideration of the terms and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed to, the parties agree to be bound as follows:

1.         Amendment to Loan Agreement.  The Loan Agreement is hereby amended and modified as follows:

(a)     The definition of “Amendment Date” is hereby added in Section 1.1 to read as follows:

““Amendment Date” shall have the meaning set forth in the definition of “Amendment to MLA.””

(b)     The definition of “Amendment to MLA” is hereby added in Section 1.1 to read as follows:

““Amendment to MLA” means that certain First Amendment to Master Loan Agreement, dated as of December 22, 2020 (the “Amendment Date”), by and between Borrower and Lender.”

(c)     The definition of “Anticipated TCO Date Schedule” is hereby added in Section 1.1 to read as follows:

““Anticipated TCO Date Schedule” shall have the meaning set forth in the Section 3 of this Amendment.”

(d)     The definition of “Completion”, “Complete” or “Completed” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

““Completion”, “Complete” or “Completed” means the substantial completion of the Project and Construction Work (excluding SCA Pre- and Post-Turnover Work and SCA Additional Construction Items) free and clear of mechanics’ liens and comparable liens (other than those that have been bonded, otherwise discharged or are being contested pursuant to Section 4.7 hereof) in accordance with the Approved Budget (taking into account Available Cost Savings and permitted reallocations from Contingency as set forth in Section 3.9), the Approved Plans, with all necessary Permits and certificates of occupancy for the Subdivided Residential Units (which may be temporary) and in compliance in all material respects with all applicable Legal Requirements and Permits, and subject only to the completion of Punch List Items.  Completion shall specifically require that the Condominium Documents (other than the Offering Plan) have been submitted for recordation in Register’s Office, the School Unit has been conveyed to the SCA in accordance with the School Unit Purchase Agreement, the Master Lease and the Sublease have been terminated and terminations of the memoranda thereof have been recorded in the Register’s Office, and that the Borrower has satisfied all of its obligations under the School Unit Purchase Agreement (other than the SCA Pre- and Post-Turnover Work and the SCA Additional Construction Items and any obligation that the SCA has waived).

(e)     The definition of “Contingency Reserve” is hereby added in Section 1.1 to read as follows:

““Contingency Reserve” means an interest bearing reserve account established with Lender or Administrative Agent at a financial institution selected by Lender (subject to Borrower’s approval, not to be unreasonably withheld, conditioned or delayed), which financial institution must meet the Rating Criteria, in which Lender holds a perfected security interest for the benefit of Lender, and into which the deposits contemplated in Section 2(c) of that certain First Amendment to Master Loan Agreement dated as of December 22, 2020, will be deposited.”

(f)      The definition of “Credit Agreement” is hereby added in Section 1.1 to read as follows:

““Credit Agreement” means that certain Credit Agreement, dated as of December 19, 2019, by and among Trinity Place Holdings Inc., a Delaware corporation, as borrower, certain subsidiaries of Trinity Place Holdings Inc., a Delaware corporation, from time to time party thereto, as guarantors, the initial lenders named therein, as initial lenders, and Trimont Real Estate Advisors, as administrative agent (“Credit Agreement Administrative Agent”), as (i) amended by that certain Amendment No. 1 to Credit Agreement, dated as of January 30, 2020, (ii) amended by that certain Amendment No. 2 to Credit Agreement, dated as of the date hereof and (iii) the same may be further amended, supplemented or otherwise modified from time to time.”

(g)     The definition of “Intercreditor Agreement” is hereby added in Section 1.1 to read as follows:

““Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, by and between Lender and Mezzanine Lender.”

(h)     The definition of “Mezzanine Administrative Agent” is hereby added in Section 1.1 to read as follows:

““Mezzanine Administrative Agent” means TPHS Lender II LLC, a Delaware limited liability company, as administrative agent, together with any successor administrative agent appointed pursuant to the Mezzanine Loan Agreement.”

(i)      The definition of “Mezzanine Borrower” is hereby added in Section 1.1 to read as follows:

““Mezzanine Borrower” means TPHGreenwich Subordinate Mezz LLC, a Delaware limited liability company.”

(j)      The definition of “Mezzanine Lender” is hereby added in Section 1.1 to read as follows:

““Mezzanine Lender” means TPHS Lender II LLC, a Delaware limited liability company, each other lender from time to time party to the Mezzanine Loan Agreement and their respective permitted successors and assigns.”

(k)     The definition of “Mezzanine Loan” is hereby added in Section 1.1 to read as follows:

““Mezzanine Loan” has the meaning ascribed to the term “Loan” in the Mezzanine Loan Agreement.”

(l)      The definition of “Mezzanine Loan Agreement” is hereby added in Section 1.1 to read as follows:

““Mezzanine Loan Agreement” means that certain Mezzanine Loan Agreement, dated as of the Amendment Date, by and between Mezzanine Administrative Agent, Mezzanine Lender and Mezzanine Borrower, as the foregoing may be amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.”

(m)    The definition of “Mezzanine Loan Documents” is hereby added in Section 1.1 to read as follows:

““Mezzanine Loan Documents” means the documents and instruments set forth on Exhibit K attached hereto, as the foregoing may be amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.”

(n)     The definition of “Mezzanine Note” is hereby added in Section 1.1 to read as follows:

““Mezzanine Note” means that certain Mezzanine Promissory Note dated as of the Amendment Date in the original principal amount of $7,500,000.00 made by Mezzanine Borrower to Mezzanine Lender, as the foregoing may be amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.”

(o)     The definition of “Mezzanine Pledge Agreement” is hereby added in Section 1.1 to read as follows:

““Mezzanine Pledge Agreement” means that certain Pledge and Security Agreement dated as of the Amendment Date, from Mezzanine Borrower for the benefit of Mezzanine Administrative Agent on behalf of Mezzanine Lender, as the foregoing may be amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.”

(p)     The definition of “Mezzanine Pledged Collateral” is hereby added in Section 1.1 to read as follows:

““Mezzanine Pledged Collateral” shall have the meaning set forth in Section 10.1(b).”

(q)     The definition of “Pledge Agreement” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

““Pledge Agreement” means that certain Pledge Agreement dated as of the Amendment Date from Pledgor for the benefit of Lender.”

(r)      The definition of “MTA Second Amendment Deadline” is hereby added in Section 1.1 to read as follows:

““MTA Second Amendment Deadline” shall have the meaning set forth in the Section 4 of this Amendment.”

(s)     The definition of “MTA Second Amendment” is hereby added in Section 1.1 to read as follows:

““MTA Second Amendment” shall have the meaning set forth in the Section 4 of this Amendment.”

(t)      The definition of “Pledgor” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

““Pledgor” means TPHGreenwich Mezz LLC, a Delaware limited liability company.”

(u)     The definition of “Residential Unit Minimum Sales Price” in Section 1.1 is hereby deleted in its entirety and replaced with the following:

““Residential Unit Minimum Sales Price” means an amount no less than the per unit sale price set forth in the Residential Unit Minimum Sales Price Schedule attached hereto as Exhibit C.”

(v)     The definition of “Residential Unit Net Sales Proceeds” in Section 1.1 is hereby amended by deleting the phrase “eight percent (8%)” and replacing it with “ten percent (10%)”.

(w)     The following definition is added to Section 1.1 of the Agreement:

““SCA Additional Construction Items” means the Additional Construction Items (as defined in that certain Third Amendment to School Design, Construction, Funding and Purchase Agreement dated as of April 6, 2020 between Borrower and SCA).”

(x)     The definition of “Transit Improvement Agreement” is hereby deleted in its entirety and replaced with the following:

““Transit Improvement Agreement” means that certain Transit Improvement Agreement by and between Borrower and the New York City Transit Authority (the “MTA”) dated April 5, 2017 and recorded in the Office of the City Register on April 20, 2017 as CRFN 2017000151522, as amended by that certain First Amendment to Transit Improvement Agreement dated March 28, 2019 and recorded in the Office of the City Register on April 4, 2019 as CRFN 2019000107820 (the “MTA First Amendment”), as the foregoing may be further amended, supplemented or otherwise modified from time to time, subject to the limitations and agreements contained in this Agreement.”

(y)     Section 2.4(b)(ix) is hereby amended by deleting the phrase “fifty percent (50%)” and replacing it with “fifty-five percent (55%)”.

(z)     The first paragraph of Section 2.5(a) is hereby amended by deleting the date “September 22, 2021” and replacing it with “December 22, 2020”

(aa)   Section 2.5(a)(i) is hereby amended by adding the following sentence immediately after the language appearing in such section:

“Notwithstanding anything to the contrary contained herein, the Minimum Multiple Fee payable in accordance with the terms and conditions of this Agreement shall be reduced by (a) sixty percent (60%), if Borrower repays the Loan in full (but not in part) prior to June 30, 2021 or (b) forty percent (40%), if Borrower repays the Loan in full (but not in part) between July 1, 2021 and September 30, 2021.”

(bb)   A new clause (e) is hereby added to Section 2.7 immediately after clause (d) in such section:

“(e) If any amounts applied by Lender to the principal balance of the Loan pursuant to clause (c)(vi) or (d)(vi) shall result in the Loan being paid in full, the balance (if any) remaining after the Loan is paid in full actually received by Lender or actually held by Lender shall be (i) if the Mezzanine Loan is then outstanding, paid to Mezzanine Administrative Agent for the benefit of Mezzanine Lender for application in accordance with the Mezzanine Loan Documents; provided, however, that the failure to remit such balance actually received by Lender or actually held by Lender to Mezzanine Administrative Agent for the benefit of Mezzanine Lender or any failure of Mezzanine Administrative Agent to apply such funds in accordance with the Mezzanine Loan Documents shall be without recourse or liability to Lender, Administrative Agent or any other Lender Party (other than as a result of their respective intentional willful misconduct) and Lender shall have no obligation to determine whether or not the Mezzanine Loan is outstanding, and (ii) if the Mezzanine Loan is no longer outstanding, returned to Borrower.”

(cc)   Section 2.9 is hereby deleted in its entirety and replaced with the following:

“Section 2.9     Interest Reserve.  Whenever the amount of unfunded Loan Advances available to Borrower under the Interest Holdback is less than Three Million and 00/100 Dollars ($3,000,000.00), Borrower shall fund a reserve (the “Interest Reserve”) within five (5) Business Days following Lender’s request in an amount equal to the difference between Five Million and 00/100 Dollars ($5,000,000.00) and the amount of unfunded Advances available to Borrower in the Interest Holdback. As of the Amendment Date, Borrower has deposited an amount equal to Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) pursuant to Section 2(b) of the Amendment to MLA, which sum shall be held by Lender in the Interest Reserve. The Interest Reserve funds shall be held by Lender in an interest bearing account established by and under the sole control of Lender at a financial institution selected by Lender (subject to Borrower’s approval, not to be unreasonably withheld, conditioned or delayed), which financial institution must meet the Rating Criteria (the “Reserve Account”).  If at any time the sum of (x) the balance in the Interest Reserve plus (y) the amount of unfunded Advances available to Borrower in the Interest Holdback falls below Three Million and 00/100 Dollars ($3,000,000.00), Borrower shall make an additional deposit sufficient to replenish the balance of the Interest Reserve to an amount such that the sum of the amounts held in the Interest Reserve and Interest Holdback equals at least Five Million and 00/100 Dollars ($5,000,000.00) within five (5) Business Days following Lender’s request. The Interest Reserve and Borrower’s replenishment obligation hereunder will terminate and any funds remaining in the Interest Reserve shall, upon full repayment of the Indebtedness, (i) if the Mezzanine Loan is then outstanding, be paid to Mezzanine Administrative Agent for the benefit of Mezzanine Lender for application in accordance with the Mezzanine Loan Documents; provided, however, that the failure to remit any such funds remaining that are actually received by Lender or actually held by Lender to Mezzanine Administrative Agent for the benefit of Mezzanine Lender or any failure of Mezzanine Administrative Agent to apply such funds in accordance with the Mezzanine Loan Documents shall be without recourse or liability to Lender, Administrative Agent or any other Lender Party (other than as a result of their respective intentional willful misconduct) and Lender shall have no obligation to determine whether or not the Mezzanine Loan is outstanding, and (ii) if the Mezzanine Loan is no longer outstanding, be returned to Borrower.”

(dd)   A new Section 2.12 is hereby added immediately following Section 2.11 to read as follows:

“Section 2.12  Contingency Reserve. (a) Provided that all of the conditions to a Disbursement to Borrower set forth herein have been satisfied (or waived in writing by Lender), Borrower may from time to time request that funds in the Contingency Reserve be disbursed to Borrower to fund costs for which Borrower would be entitled to request a reallocation from the Contingency Line Item pursuant to Section 3.9.  A request for a disbursement from the Contingency Reserve shall be set forth in the Draw Request and subject to Lender’s written approval, not to be unreasonably withheld, conditioned or delayed and which approval shall be granted provided that, in Lender’s reasonable judgment, there are sufficient amounts remaining in the Contingency Line Item and Contingency Reserve to protect against cost overruns, other unanticipated events or circumstances and to cover the costs of ownership, operating, leasing, maintenance and repair of the Mortgaged Property following Completion for the remainder of the Term.

(b) Funds in the Contingency Reserve shall be held by Lender in an interest bearing account established by and under the sole control of Lender at a financial institution selected by Lender (subject to Borrower’s approval, not to be unreasonably withheld, conditioned or delayed), which financial institution must meet the Rating Criteria.  All interest earned on the Contingency Reserve shall be allocated to Borrower for income tax purposes, but it shall be added to and disbursed as a part of the Contingency Reserve. Borrower hereby assigns and grants Lender a security interest in funds held in the Contingency Reserve as security for payment and performance of Borrower's obligations under the Loan Documents. All funds held in the Contingency Reserve shall be additional security for the Loan, and upon the occurrence of an Event of Default, Lender shall be authorized to apply such funds to Borrower's obligations under the Loan Documents in such order and priority as Lender may elect in its sole discretion. Lender shall have a perfected first priority security interest in the Contingency Reserve.  The balance (if any) remaining in the Contingency Reserve after the Loan is paid in full shall be (i) if the Mezzanine Loan is then outstanding, paid to Mezzanine Administrative Agent for the benefit of Mezzanine Lender for application in accordance with the Mezzanine Loan Documents; provided, however, that the failure to remit such balance actually received by Lender or actually held by Lender to Mezzanine Administrative Agent for the benefit of Mezzanine Lender or any failure of Mezzanine Administrative Agent to apply such funds in accordance with the Mezzanine Loan Documents shall be without recourse or liability to Lender, Administrative Agent or any other Lender Party (other than as a result of their respective intentional willful misconduct) and Lender shall have no obligation to determine whether or not the Mezzanine Loan is outstanding, and (ii) if the Mezzanine Loan is no longer outstanding, returned to Borrower.”

(ee)   Section 3.6 is hereby deleted in its entirety and replaced with the following:

“Section 3.6    Disbursements for Payment of Interest from the Interest Holdback and Interest Reserve.  The Approved Budget contains a Line Item for interest payments payable under the Building Loan Note to be advanced under the Building Loan in the amount of up to TWENTY-TWO MILLION FIVE HUNDRED NINETY FOUR THOUSAND SEVEN HUNDRED TEN AND 00/100 DOLLARS ($22,594,710.00) (the “Building Loan Interest Holdback”) and a Line Item for interest payments payable under the Project Loan Note and the Term Loan Note to be advanced under the Project Loan in the amount of up to TWELVE MILLION FOUR HUNDRED FIVE THOUSAND TWO HUNDRED NINETY AND 00/100 DOLLARS ($12,405,290.00) (the “Project Loan and Term Loan Interest Holdback”; collectively with the Building Loan Interest Holdback, the “Interest Holdback”). To the extent there is cash flow from the Property, Borrower shall use said cash flow to pay all Actual Debt Service under the Notes. To the extent that the cash flow from the Property is insufficient to pay the Actual Debt Service, Funds in the Interest Holdback (or if Borrower has funded the Interest Reserve under Section 2.9, Funds in the Reserve Account, until such Funds are exhausted) shall be applied by Lender as a Disbursement to Borrower to make the monthly interest payments on the Loan that become due and payable prior to the date on which all Disbursements to Borrower from the Interest Holdback have been made provided that the following conditions remain satisfied: (i) no Event of Default exists, (ii) the Loan is not Out of Balance, and (iii) Borrower continues to satisfy the provisions of Section 2.9.  Each Disbursement to Borrower from the Interest Holdback shall increase the outstanding principal balance of the applicable Loan. Nothing herein is intended or shall be construed to alter or limit Borrower’s obligation to make the monthly interest payments on the Loan if the Interest Holdback and the Interest Reserve are inadequate or the conditions under Section 3.3 are not satisfied.  Notwithstanding anything to the contrary herein, Funds deposited into the Reserve Account as an Interest Reserve pursuant to Section 2(b) of the Amendment to MLA shall be applied by Lender as a Disbursement to Borrower to make the monthly interest payments on the Loan that become due and payable until such Funds have been exhausted prior to the disbursement of Funds held in the Interest Holdback.”

(ff)    The last sentence of Section 3.9 is hereby deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary contained above in this Section 3.9, Borrower shall in no event or under any circumstances have the right (i) to reallocate any Available Cost Savings in a Line Item for any Hard Costs to a Line Item other than another Line Item for Hard Costs, without in each instance obtaining Lender’s prior written approval, (ii) to reallocate any Available Cost Savings in a Line Item for Soft Costs to a Line Item for Hard Costs without in each instance obtaining Lender’s prior written approval, (iii) to reallocate Funds in the Interest Holdback to other Line Items; provided, however, that notwithstanding the provisions of this subclause (iii) to the contrary but subject to the terms and conditions set forth in Section 3.6, at Borrower’s request made from time to time, which request shall be subject to Lender’s written approval, not to be unreasonably withheld, conditioned or delayed, portions of the Project Loan and Term Loan Interest Holdback shall be advanced as a Disbursement to Borrower to pay monthly interest under the Building Loan in the event that in Lender’s reasonable judgment, sufficient amounts remain in the Project Loan and Term Loan Interest Holdback to pay interest on the Project Loan and Term Loan for the remainder of the Term, or (iv) in any event, to cause a reallocation to occur that in the reasonable opinion of Lender, its counsel of the Title Company, will be in contravention of the Lien Law, or that in the reasonable opinion of Lender, its counsel or the Title Company will adversely affect or impair the lien or the priority of lien of the Mortgage.”

(gg)   Subclause (ii) in the last sentence of Section 4.1(a) is hereby deleted in its entirety and replaced with the following:

“(ii) the Completion Date shall in no event be extended beyond November 30, 2021 (the “Outside Completion Date”), TIME BEING OF THE ESSENCE, and”

(hh)   Section 4.1(b) is hereby amended such that the rows referring to Milestone Construction Hurdles 7 through 9 in the table contained therein are deleted in their entirety and replaced with the following:

	ID (from Construction Timeline)	Milestone Construction Hurdle (from Construction Timeline)	Schedule Date (from Construction Timeline)	Milestone Deadline	Outside Milestone Date
7		Resi TCO 1 (lobby located in the Residential Unit & floors 11-16, except for hoist run units)	N/A	N/A	3/31/2021
8		Resi TCO 2 (floors 17-36, except for hoist run units)	N/A	N/A	7/1/2021
9		Project Completion	12/29/2020	Completion Date	Outside Completion Date

(ii)     Section 4.1(b) is hereby amended by adding the following two sentences immediately after the table containing the Milestone Construction Hurdles:

“Notwithstanding anything herein to the contrary, Lender hereby acknowledges and agrees that due to the existence of a Force Majeure event, the Milestone Deadlines for Construction Hurdles 7, 8 and 9 have been extended to their respective Outside Milestone Dates set forth above and except as set forth in the next sentence, Borrower shall not be permitted to further extend such Outside Milestone Dates for any reason, including without limitation, a Force Majeure event.  Further, if Borrower is unable to complete Milestone Construction Hurdle 7 and/or 8 by the applicable Outside Milestone Date set forth above, Borrower may request Lender’s consent to a reasonable extension of such Outside Milestone Date if all subsequent Milestone Construction Hurdles can still be achieved prior to the applicable Outside Milestone Date set forth above, as same shall be determined by Lender in its sole and absolute discretion.”

(jj)     Section 5.2(g) is hereby deleted in its entirety and replaced with the following:

“(g) Subject to Section 2.5(d), upon completion of the Work and payment in full therefor any unexpended Proceeds, at Lender’s option, shall either be (A) paid over to (i) if the Mezzanine Loan is then outstanding, Mezzanine Administrative Agent for the benefit of Mezzanine Lender for application in accordance with the Mezzanine Loan Documents; provided, however, that the failure to remit such unexpended Proceeds actually received by Lender or actually held by Lender to Mezzanine Administrative Agent for the benefit of Mezzanine Lender or any failure of Mezzanine Administrative Agent to apply such funds in accordance with the Mezzanine Loan Documents shall be without recourse or liability to Lender, Administrative Agent or any other Lender Party (other than as a result of their respective intentional willful misconduct) and Lender shall have no obligation to determine whether or not the Mezzanine Loan is outstanding, and (ii) if the Mezzanine Loan is no longer outstanding, Borrower, or (B) applied to the reduction of the Indebtedness without any Minimum Multiple Fee, Exit Fee or Closed Period Prepayment Fee, as applicable that would otherwise be applicable to a prepayment of the Loan at that time.”

(kk)   A new Section 5.4 is hereby added immediately following Section 5.3 to read as follows:

“Subject to the Condominium Documents and provided that no Event of Default has occurred and is continuing, Lender shall attempt in good faith to notify Mezzanine Administrative Agent of a proposed settlement of Proceeds over which Lender has either a consent or approval right in this Agreement (without granting or agreeing to any Mezzanine Administrative Agent consent or approval right).”

(ll)     Section 10.1(b) is hereby amended by adding the following sentence immediately after the language appearing in such section:

“Notwithstanding anything herein to the contrary, Lender hereby acknowledges and consents to (i) the execution, delivery and performance of the Mezzanine Loan Documents, including, without limitation, Mezzanine Lender making the Mezzanine Loan to Mezzanine Borrower pursuant to the terms and conditions of the Mezzanine Loan Agreement and Mezzanine Loan Documents, each in form and substance approved by Lender as of the Amendment Date (Lender’s execution of this Amendment being deemed to constitute evidence of such approval); provided, however, that, other than with respect to the partial prepayment set forth in Section 2.4(b)(xi) of the Mezzanine Loan Agreement (so long as Borrower has paid the partial prepayment set forth in Section 2.4(b)(ix) of this Agreement), Borrower agrees and acknowledges that no prepayment of the Mezzanine Loan shall be permitted unless and until the Loan has been repaid in full, (ii) the pledge by Mezzanine Borrower of one hundred percent (100%) of its membership interests (the “Mezzanine Pledged Collateral”), as sole member, in and to Pledgor pursuant to the Mezzanine Pledge Agreement, (iii) the acquisition of the Mezzanine Pledged Collateral by any Person in connection with the exercise by Mezzanine Administrative Agent’s or Mezzanine Lender’s remedies under the Mezzanine Loan Documents in accordance with the Intercreditor Agreement, and (iv) the transfers of ownership interests in Borrower contemplated by Exhibit N attached hereto. Borrower shall not alter, amend, or modify any of the Mezzanine Loan Documents without Lender’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed so long as no Event of Default exists.”

(mm) Section 11.1(c) is hereby amended by deleting the reference “11.1(ff)” in the first line thereof and replacing it with “11.1(gg)”.

(nn)   Section 11.1(ee) is hereby amended by deleting the word “or”.

(oo)   A new Section 11.1(gg) is hereby added immediately following Section 11.1(ff) to read as follows:

“Failure to obtain Lender’s prior written consent to any amendment or modification of the Mezzanine Loan Documents; or”

(pp)   Sections 11.1(p), (q), (r), (s) and (t) are hereby amended by (i) deleting the phrase “Borrower or Indemnitor” in all instances and replacing it with “Borrower, Indemnitor or Pledgor” and (ii) deleting the phrase “Borrower or any Indemnitor” in all instances and replacing it with “Borrower or Pledgor”.

(qq)   Section 13.1(vii) is hereby amended by adding the phrase “, Pledgor, Mezzanine Borrower,” in each instance after the word “Borrower” appears in such section.

(rr)    Section 13.1 is hereby amended by adding subsection (d) immediately after subsection (c) appearing in such section:

“(d)      Following the completion of a foreclosure of the Mezzanine Pledged Collateral or an assignment in lieu thereof and the execution and delivery to Lender of the Supplemental Guaranties (as defined in the Intercreditor Agreement), each in accordance, in all material respects, with the terms and conditions of the Intercreditor Agreement (such date being herein referred to as the “Mezzanine Foreclosure or Assignment Date”), Trinity Place Holdings Inc. shall be released from and forever discharged of all obligations and liabilities under the Carry Guaranty, the Equity Funding Guaranty, the Completion Guaranty, the Recourse Guaranty Agreement and the Environmental Indemnification Agreement to be performed on or after the Mezzanine Foreclosure or Assignment Date, or which arise out of events which occur on or after the Mezzanine Foreclosure or Assignment Date, but in each case, only upon a replacement guarantor delivering the Supplemental Guaranties to Lender in accordance, in all material respects, with the terms and conditions of the Intercreditor Agreement. Attached hereto as Exhibit L is a copy of the provisions of the Intercreditor Agreement setting forth the terms and conditions relating to the foreclosure of the Mezzanine Pledged Collateral or an assignment in lieu thereof including those relating to the delivery of the Supplemental Guaranties (collectively, the “ICA Mezz Remedy Provisions”).  Lender will not amend the Intercreditor Agreement to modify, in any material respect, the ICA Mezz Remedy Provisions and will not waive Mezzanine Lender’s obligations to deliver the Supplemental Guaranties or otherwise comply with the ICA Mezz Remedy Provisions.

(ss)    Section 14.1 is hereby amended by deleting Lender’s notice addresses in their entirety and replacing them with the following:

“If to Lender, at the following address:

Massachusetts Mutual Life Insurance Company

c/o Barings

One Financial Plaza

Hartford, CT 06103

Attention: Finance Group Loan Servicing

Loan No. 17602

With a copy to:

Massachusetts Mutual Life Insurance Company

c/o Barings

One Financial Plaza

Hartford, CT 06103

Attention: Legal Department

Loan No. 17602

With a copy to:

Barings Multifamily Capital LLC

5800 Tennyson Parkway, Suite 200

Plano, TX  75024

Attention: Loan Administration

Loan No. 17602”

(tt)     The second to last sentence in Section 14.13 is deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary, provided that no Event of Default exists and prior to Completion, Lender shall not resign as the Administrative Agent without Borrower's consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, further that (i) prior to the date that is six (6) months following the Amendment Date, Lender shall be permitted to resign as the Administrative Agent without Borrower’s consent so long as Lender Transfers one hundred percent (100%) of the Loan and such Transfer has been made in accordance with the last sentence of Section 14.13, and (ii) from and after the date that is six (6) months following the Amendment Date, Lender shall be permitted to resign as the Administrative Agent without Borrower’s consent so long as Lender Transfers one hundred percent (100%) of the Loan to a third party.”

(uu)   The last sentence of Section 14.13 is deleted in its entirety following the date that is six (6) months following the Amendment Date.

(vv)   Section 16.2(b)(iv) is hereby deleted in its entirety and replaced with the following:

“(iv)         such Residential Unit Contract of Sale shall have no contingencies thereunder, unless otherwise approved by Lender in writing, except (w) Completion of the Construction Work, (x) those set forth in the Approved Form of Contract of Sale or Offering Plan, (y) a contingency for Borrower’s obligation to consummate the closing in accordance with the provisions of the Residential Unit Contract of Sale on or before the date set forth therein for such closing, which date shall not be prior to the date set forth in the Anticipated TCO Date Schedule (as hereinafter defined) for said Subdivided Residential Unit, and (z) a financing contingency on then current market terms and conditions, provided that any Residential Unit Contract of Sale that contains a financing contingency shall not be included in the calculation of Residential Net Sale Proceeds in connection Borrower’s compliance with the Sales Pace Covenant until such time as the financing contingency has been satisfied, expired by its terms or been waived in writing by the purchaser thereunder, or the closing under such Residential Unit Contract of Sale has occurred;”

(ww) Exhibit B is hereby deleted in its entirety and replaced with Exhibit B attached hereto.

(xx)   Exhibit C is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

(yy)   Exhibit D is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

(zz)   Exhibit E is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

(aaa)  Exhibit M is hereby amended by deleting Item 5 in its entirety and replacing same with the defined term “Transit Improvement Agreement”, as set forth in this Amendment.

(bbb) Exhibit N is hereby deleted in its entirety and replaced with Exhibit N attached hereto.

2.         Additional Payment Obligations.  In addition to Borrower’s obligations set forth in the Loan Document, and notwithstanding any provision set forth therein to the contrary,

(a)     On the Amendment Date, Borrower shall pay Lender an amount equal to Eight Million and 00/100 Dollars ($8,000,000), which sum shall be applied on the Amendment Date to the outstanding principal balance of the Loan.  No Breakage Fee, Exit Fee or Minimum Multiple Fee is payable by Borrower in connection with this prepayment; provided, however, that nothing herein is intended to affect or be construed as a limitation on Borrower’s obligation to pay the Minimum Multiple Fee, Exit Fee and/or Breakage Fee, in connection with any other prepayment, all in accordance with the terms of the Loan Agreement.

(b)     On the Amendment Date, Borrower shall deposit Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), which sum shall be held by Lender in the Interest

Reserve. On or prior to July 1, 2021, Borrower shall deposit an additional Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00) in the Interest Reserve, which sum shall be held by Lender in the Interest Reserve. Borrower acknowledges that the foregoing deposits to the Interest Reserve shall in no way affect or limit Borrower’s obligation to make Equity Deposits pursuant to the terms and conditions of Section 3.11 in order to prevent the Loan from being Out of Balance but such deposits shall be taken into account in determining if the Loan is Out of Balance.

(c)     On the Amendment Date, Borrower shall deposit Two Million and 00/100 Dollars ($2,000,000.00), which sum shall be held by Lender in the Contingency Reserve. On or prior to December 1, 2021, Borrower shall deposit into the Contingency Reserve an amount equal to the greater of (i) Three Million and 00/100 Dollars ($3,000,000.00) or (ii) sufficient Contingency to complete the Project and pay all of the costs and expenses relating to the ownership, operation, leasing, maintenance and repair of the Mortgaged Property, including without limitation, Impositions, insurance premiums, utility charges, condominium assessments, expenses incurred under any property management agreement or brokerage, sales or leasing commission agreement for the Mortgaged Property through December 30, 2022, as such amount shall be reasonably determined by Lender.

3.         Anticipated TCO Date Schedule. On or prior to January 15, 2021, Borrower shall deliver to Lender a schedule of the dates by which Borrower expects to receive a temporary certificate of occupancy for each such Subdivided Residential Unit, which schedule shall be subject to Lender’s reasonable approval (the “Anticipated TCO Date Schedule”).

4.         Second Amendment to Transit Improvement Agreement. On or before April 1, 2021 (as the same may be extended pursuant to the terms and conditions set forth on Exhibit O, the “MTA Second Amendment Deadline”), Borrower shall deliver to Lender a fully executed Second Amendment to Transit Improvement by and between Borrower and the MTA in a form reasonably acceptable to Lender, which agreement shall contain and be subject to the terms and conditions set forth on Exhibit O attached hereto (subject to modification in Lender’s reasonable discretion) (such Second Amendment to Transit Improvement Agreement that satisfies all of the terms, conditions and requirements set forth in this Section 4 shall be referred to herein as the “MTA Second Amendment”).

5.         Credit Agreement.  Borrower represents and warrants that:  (i) Borrower has delivered to Lender a true and correct copy of the Credit Agreement; (ii) neither Guarantor nor any other borrower party thereto is in default under the Credit Agreement; and (iii) the Credit Agreement is not secured by an assignment of the membership interests or any other ownership interest in TPHGreenwich Holdings, LLC, a Delaware limited liability company. Borrower shall provide Lender (or cause Guarantor to provide to Lender) true and correct copies of all default notices sent by Credit Agreement Administrative Agent to Guarantor, which copies of default notices shall be sent to Lender within two (2) business days following Guarantor’s receipt of same. Borrower expressly acknowledges and consents to the modification and amendment of the Recourse Guaranty Agreement pursuant to the Amendment and Ratification of Recourse Guaranty Agreement of even date herewith.

6.         Lender’s Approval of Residential Unit Contracts of Sale.  Lender hereby approves the Residential Unit Contracts of Sale executed prior to the date hereof as described on Exhibit P attached hereto.

7.         No Waiver.  This Amendment shall not be deemed a waiver of any right or remedy of Lender, Borrower or any Affiliate of either of them under the Loan Documents (as modified hereby and as modified by the other documents executed in connection herewith).

8.         Outstanding Principal Balance.  Borrower, Lender and Administrative Agent hereby acknowledge and agree that, as of the Amendment Date (after the application of the payment made by Borrower to Lender as of the Amendment Date) the outstanding principal balance of the Loan is $139,024,528.09.

9.         No Material Adverse Change.  Borrower represents that: (i) there has not been a material adverse change in the financial condition of any of the parties with respect to which Financial Information is required to be provided to Lender under Article 9 since the last date upon which such parties furnished such Financial Information to Lender; (ii) that Borrower has not been the subject of any bankruptcy, reorganization, dissolution or insolvency proceeding; (iii) that there does not exist any subordinate, mezzanine or other indebtedness prohibited by any of the Loan Documents, except as previously disclosed to Lender in writing and approved by Lender in writing; (iv) that there has not occurred any transfer, sale, pledge or encumbrance prohibited any of the Loan Documents, except as previously disclosed to Lender in writing and approved by Lender in writing; and (v) that there has not been a default in any material respect by Borrower or Guarantor on any commercial indebtedness owing to any third party.

10.       Lien Status.  This Amendment shall not release Borrower from any liability under the Loan Documents.  This Amendment does not constitute the creation of a new debt or the extinguishment of the debt evidenced by the Note, nor does it in any way affect or impair the lien of the Loan Documents.  Borrower agrees that the lien of the Loan Documents continues to be in full force and effect, unaffected and unimpaired by this Amendment, and that said lien shall so continue in first priority until the debt secured by the Loan Documents is fully discharged.

11.       Payment of Lender Fees. Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses actually incurred in connection with this Amendment and the subject matter related hereto including, without limitation reasonable attorneys’ fees, valuation costs, inspection costs and other third party consultant expenses.

12.       Specific Modifications Only; Reaffirmation.  Except as specifically set forth herein, each of the terms and conditions of the Loan Agreement shall remain unmodified and in full force and effect and are hereby reaffirmed.

13.       Intentionally Omitted.

14.       Governing Law.  In all respects, including matters of construction and performance of this Amendment and the obligations arising hereunder, this Amendment shall be governed by and construed in accordance with the laws of the State and the State of New York in accordance with the provisions of Section 14.19 of the Loan Agreement.

15.       Binding on Successors.  This Amendment shall be binding upon Borrower’s successors and assigns and shall inure to the benefit of Lender, the Lender Parties and their respective successors and assigns.

16.       Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, and all of which when taken together shall constitute a single agreement.  The words “execution,” signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign.  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.  The parties hereby waive any defenses to the enforcement of the terms of this Amendment based on the form of the signature, and hereby agree that such electronically transmitted or signed signatures shall be conclusive proof, admissible in judicial proceedings, of the parties’ execution of this Amendment.

17.       Captions.  The captions of the sections and Sections of this Amendment are for convenience only and are not intended to be a part of this Amendment and shall not be deemed to modify, explain, enlarge or restrict any of the provisions hereof.

18.       Severability.  All rights, powers and remedies provided in this Amendment may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent (but only to the extent) necessary so that they will not render this Amendment invalid or unenforceable.  If any term, covenant, condition, or provision of this Amendment or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remaining terms, covenants, conditions and provisions of this Amendment, or the application of such term, covenant, condition or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Amendment shall be modified and/or limited to the extent necessary to render the same valid and enforceable to the fullest extent permitted by law.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Amendment as of the date first written above.

LENDER AND ADMINISTRATIVE AGENT:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a Massachusetts corporation

By:	Barings LLC, a Delaware limited liability company, its Investment Adviser

	By:	/s/ Anthony Soldi
	Name:	Anthony Soldi
	Its:	Managing Director

[Signatures continue on the following page]

[Lender’s Signature Page to First Amendment to Master Loan Agreement]

IN WITNESS WHEREOF, Lender and Borrower have executed and delivered this Amendment as of the date first written above.

BORROWER:

TPHGREENWICH OWNER LLC,
a Delaware limited liability company

By:	/s/ Steven Kahn
Name:	Steven Kahn
Its:	Chief Financial Officer

[Borrower’s Signature Page to First Amendment to Master Loan Agreement]